FINAL SCRUTINEERS’ REPORT

VITRAN CORPORATION INC.

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

HELD ON APRIL 20, 2005

The undersigned Scrutineers hereby report that there are 5 registered shareholders and proxyholders present representing 136,354 shares, and that there are 103 proxies representing 10,574,211 shares, for a total representing in person and by proxy of

10,710,565 shares (86.2%)

Dated at Toronto the 20th day of April, 2005

Of the proxies received, the following shares were voted Withhold/Against:

1.Election of Directors.

Richard D. McGraw	555,650	Withhold

Rick E. Gaetz	63,100	Withhold

Anthony F. Griffiths	558,650	Withhold

Graham W. Savage	52,500	Withhold

Georges L Hébert	50,500	Withhold

William S. Deluce	50,500	Withhold

2.To appoint KPMG LLP as auditor of the Company and to authorize the directors to fix the remuneration.	8,799	Withhold

3.To confirm the resolution authorizing the amendment of by-law No. 6 of the Company so that the quorum for shareholders’ meeting of the Company would comply with the NASDAQ requirements.	12,300	Against

/s/ SHIRLEY YUEN
Shirley Yuen
Scrutineer

/s/ CHRISTINE LAWTON
Christine Lawton
Scrutineer
COMPUTERSHARE TRUST COMPANY OF CANADA

The figures reported by Computershare in our capacity as Scrutineer represent our tabulation of proxies returned to us by registered shareholders combined with unaudited reports of beneficial holder voting supplied by third parties. As such, we are only responsible for and warrant the accuracy of own our tabulation. Computershare is not responsible for and does not warrant the accuracy of unaudited reports of beneficial holder voting supplied by third parties.